Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A registration statement (No. 33-
21561) for Nicholas Money Market Fund, Inc.




ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 19, 2001